SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



           Date of Report (Date of Earliest Event Reported):
                               SEPTEMBER 16, 1998




                               FACTUAL DATA CORP.
             (Exact name of registrant as specified in its charter)



      COLORADO              0-24205            84-1449911
     (State of         (Commission File     (I.R.S. Employer
   Incorporation)            No.)           Identification
                                                  No.)


                              5200 HAHNS PEAK DRIVE
                            LOVELAND, COLORADO 80538
                    (Address of principal executive offices)



                            (970) 663-5700
         (Registrant's telephone number, including area code)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On September 16, 1998, Factual Data Corporation (the "Company") closed its acquisition of the assets of Factual Data Minnesota, Inc. ("FD Minnesota") pursuant to an Asset Purchase Agreement (the "Agreement") executed on September 16, 1998 and effective August 31, 1998. The Company and its franchisees and licensees provide information services, including mortgage credit reports, to mortgage and consumer lenders, employment screening services ("EMPfacts") and credit and tenant screening services ("QUICKpeek Tenant"). Since 1990, FD Minnesota had been a franchisee of the Company located in the Saint Paul, Minnesota area and operating in Minnesota and Iowa.

Pursuant to the Agreement, the Company acquired the fixed assets, contract rights, intellectual property rights to trade names and computer software, personnel files, books and records, deposits, prepaid assets and the goodwill of FD Minnesota in exchange for $353,243 cash paid at closing and a non-interest bearing promissory note in the principal amount of $353,243 payable in twenty-four equal monthly installments commencing September 1, 1998. The note is secured by a lien on all of the assets purchased pursuant to the Agreement. The Company also assumed the lease obligations on the FD Minnesota facility and intends to continue operations of FD Minnesota at such facility. In connection with the purchase, the Company entered into two year non-competition agreements with the two shareholders of FD Minnesota.

Abdul Rajput, one of the shareholders of FD Minnesota, has been a director of the Company since February 1998. Mr. Rajput disclosed all of the material facts as to his relationship and interest in FD Minnesota and abstained from voting on the acquisition. The acquisition was approved by all of the remaining directors of the Company and the acquisition was made on terms believed by the Board to be no less favorable than could have been obtained from an unaffiliated party. The Company retained an independent firm of certified public accountants to appraise the fair market value of the operating assets, excluding cash and accounts receivable, of FD Minnesota. Based on such firm's study and analytical review procedures such firm concluded that a reasonable estimate of the fair market value of the operating assets, excluding cash and accounts receivable, of FD Minnesota as of May 31, 1998 was $720,000.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      (a) It is impracticable to provide the required financial statements relative to FD Minnesota at this time. In accordance with Item 7(a)(1), the Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

      (b) It is impracticable to provide the required pro forma financial information relative to FD Minnesota and the Registrant at this time. In accordance with Item 7(b)(2), the Registrant will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

      (c)  Exhibits

2.1 Asset Purchase Agreement between Factual Data Corp. and FD Minnesota, Inc. dated as of July 31, 1998.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FACTUAL DATA CORPORATION


Date: September 30, 1998                  By:   /S/  JERALD H. DONNAN
                                          Jerald H. Donnan,
                                          Chief Executive Officer